Exhibit 23.5 #91186423v2 CONSENT OF QUALIFIED PERSON Integral Consulting Inc. (“Integral”), in connection with Livent Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”), consents to: • the public filing by Livent Corporation (the “Company) and use of the technical report titled “Resource and Reserve Report, Pre-Feasibility Study, Salar del Hombre Muerto, Argentina” (the “Technical Report Summary”), dated February 21, 2023, that was prepared in accordance with Subpart 1300 of Regulation S- K promulgated by the U.S. Securities and Exchange Commission, as an exhibit to this Form 10-K; • the incorporation by reference of the Technical Report Summary into the Company’s Registration Statement on Form S-3 (Registration No. 333- 256939) and Registration Statements on Form S-8 (Nos. 333-251997, 333- 232043, 333-230076, 333-230044, and 333-227776) (collectively, the “Registration Statements”); • the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Form 10-K, the Registration Statements and the Technical Report Summary; and • any extracts from or a summary of the Technical Report Summary in the Form 10-K and incorporated by reference in the Registration Statements and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K and the Registration Statements. Integral is responsible for authoring, and this consent pertains to, the Technical Report Summary. Integral certifies that it has read Item 2, Properties of Part I of the Form 10-K and that it fairly and accurately represents the information in the Technical Report Summary for which it is responsible. Date: February 21, 2023 INTEGRAL CONSULTING INC. By: Name: Sean Kosinski, P.Hg. Title: Senior Consultant __ ________________________________ Name: William Cutler, Ph.D., P.G. Title: Principal